Exhibit 10.6

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of March 5, 2015, among Banner Life Sciences LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of DPx Holdings B.V. (formerly known as JLL/Delta Dutch Newco B.V.), a private limited liability company organized under the laws of the Netherlands, as Issuer (under the Indenture referred to below), and Wells Fargo Bank, National Association, as trustee (under the Indenture referred to below) (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time heretofore, the “Indenture”), dated as of February 5, 2014, providing for the issuance of an unlimited aggregate principal amount of 7.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, subject to certain limitations relating to local law, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, solely for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (“FATCA”), the Trustee shall treat the Notes as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)          Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

(3)          Execution and Delivery.

(a)          To evidence its Guarantee set forth in Section 10.01 of the Indenture, the Guaranteeing Subsidiary hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guaranteeing Subsidiary by its President, Secretary, Assistant Secretary, one of its Vice Presidents or one of its Assistant Vice Presidents or by its legal representatives in accordance with applicable local law.

(b)          If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

(c)          The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)          Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PROVISIONS THEREOF.

(5)          Waiver of Immunity. To the extent that the Guaranteeing Subsidiary may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Supplemental Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

(6)          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(9)         Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(10)       Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successor Guarantor, except as otherwise provided in the seventh paragraph under Section 10.01 of the Indenture or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BANNER LIFE SCIENCES LLC
as a Guaranteeing Subsidiary

By:
Name:
Title:

[Signature Page to Fifth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:

[Signature Page to Fifth Supplemental Indenture]